UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2015

NOBLE ROMAN’S, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0-11104	35-1281154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Virginia Avenue, Suite 300
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

(317) 634-3377
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 8, 2015, the Board of Directors (the “Board”) of Noble Roman’s, Inc. (the “Company”) increased the number of directors comprising the Board from four to five.  To fill the resulting vacancy, the Board appointed Schuster Tanger as a Class I Director, whose term will expire at the 2017 Annual Meeting of the Shareholders.

Mr. Tanger has served as a Co-Managing Member of Red Alder Master Fund, L.P. since September 2012. He previously served in investment analyst roles at Third Point and Goldman Sachs.  Mr. Tanger has a BSE degree, magna cum laude, from Princeton University in Operations Research and Financial Engineering.

Mr. Tanger will be compensated on the same basis as all other non-employee directors of the Company, as described under “Director Compensation” in the Company’s Proxy Statement for its 2014 Annual Meeting of Shareholders. Mr. Tanger does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Tanger was appointed to the Board in accordance with an Agreement (the “Representation Agreement”) that the Company entered into on April 8, 2015, with Red Alder GP, LLC, Red Alder Master Fund L.P. and Mr. Tanger (collectively, the “Shareholder Parties”), who in the aggregate hold 1,391,503 shares of the Company’s common stock. Under the terms of the Representation Agreement, the Shareholder Parties agreed to, among other things, (a) comply with the terms of a customary standstill provision that extends from the date of the Representation Agreement through August 31, 2017 (the “Standstill Period”); and (b) vote all of their shares in favor of the Company’s proposals at any annual or special meeting of the Company’s shareholders that occurs during the Standstill Period. The foregoing summary of the Representation Agreement is qualified in its entirety by reference to the full text of the Representation Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On April 9, 2015, the Company  issued a press release announcing Mr. Tanger’s appointment, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

           (d)           The following exhibits are filed as part of this report:

Exhibit Number                                           Description

10.1                                           Agreement, dated as of April 8, 2015, by and among NobleRoman’s, Inc. and the Shareholder Parties

99.1                                           News Bulletin Issued April 9, 2015

The Company will post this Form 8-K on its Internet website at www.nobleromans.com.  References to the Company’s website address are included in this Form 8-K only as inactive textual references and the Company does not intend them to be active links to its website.  Information contained on the Company’s website does not constitute part of this Form 8-K.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE ROMAN’S, INC.

April 9, 2015	By:	/s/Paul W. Mobley
Paul W. Mobley
Executive Chairman and
Chief Financial Officer